Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

November 26, 2014

Board of Directors

Assembly Biosciences, Inc.

99 Hudson Street

New York, NY 10013

Ladies and Gentlemen:

We have acted as counsel to Assembly Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3, to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to up to $120,000,000 of one or more of the following securities (collectively, the “Securities”) which may be issued by the Company, from time to time, under the Registration Statement: (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion or exercise of the other Securities included in the Registration Statement, (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the conversion or exercise of the Debt Securities and Warrants (as defined herein) included in the Registration Statement, (iii) debt securities (the “Debt Securities”), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof, (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, and (v) unit (“Units”) comprised of any combination of the foregoing Securities.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1.          With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

2.          With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Preferred Stock at a specified price or pursuant to a specified pricing mechanism, (c) a certificate of designation with respect to the Offered Preferred Stock has been filed with and accepted for filing by the Delaware Secretary of State, (d) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (e) certificates representing the shares of Offered Preferred Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (f) the shares of Offered Preferred Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable.

3.          With respect to any series of the Debt Securities offered under the Registration Statement, provided that (a) the Registration Statement has become effective under the Securities Act; (b) an indenture has been duly authorized and executed by the Company and the applicable trustee by all necessary corporate action; (c) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (d) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the Debt Securities have been duly executed and delivered by the Company and authenticated by the applicable trustee pursuant to the indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.          With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Warrants are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the “Warrant Agreement”) between the Company and the purchaser or warrant agent named therein, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.          With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement has become effective under the Securities Act, (b) when the board of directors has taken all necessary corporate action to authorize and approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (c) if the Offered Units are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the (1) Offered Units, (2) the Unit Agreements, if any, and (3) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectuses included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ WYRICK ROBBINS YATES & PONTON LLP